EXHIBIT 99.1

COLFAX REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

RICHMOND, VA., August 5, 2008 - Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems, today announced financial results for the second quarter ended June 27, 2008. Colfax completed its initial public offering on May 8, 2008. On a year-over-year basis, highlights for the quarter and the first half of 2008 include:

Second Quarter of 2008 (all comparisons versus the second quarter of 2007, unless otherwise noted)

•	Adjusted net income (as defined below) of $13.9 million (32 cents per share), an increase of 53.0%; Net loss of $31.4 million ($1.01 per share)

•	Net sales of $161.4 million, an increase of 31.9%; Organic sales growth (as defined below) of 18.3%

•	Adjusted operating income (as defined below) of $23.6 million, an increase of 42.1%; Operating loss of $40.8 million

•	Adjusted EBITDA (as defined below) of $27.5 million, an increase of 32.5%; EBITDA (as defined below) of $(36.9) million

•	Record second quarter orders of $188.8 million, an increase of 34.3%; Organic order growth (as defined below) of 18.8%

•	Record backlog of $384.0 million

First Half of 2008 (all comparisons versus the first half of 2007, unless otherwise noted)

•	Adjusted net income (as defined below) of $24.0 million (55 cents per share), an increase of 43.9%; Net loss of $24.6 million (99 cents per share)

•	Net sales of $292.1 million, an increase of 23.1%; Organic sales growth (as defined below) of 10.5%

•	Adjusted operating income (as defined below) of $41.9 million, an increase of 33.8%; Operating loss of $26.0 million

•	Adjusted EBITDA (as defined below) of $49.5 million, an increase of 27.1%; EBITDA (as defined below) of $(18.3) million

•	Record orders for the six month period of $369.1 million, an increase of 36.0%; Organic order growth (as defined below) of 21.4%

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We are pleased with our second quarter results,” said John Young, President and CEO of Colfax Corporation. “We continue to benefit from the global investment in infrastructure and the robust demand for our fluid handling products across our key strategic markets. Our strong organic growth rate of 18% was driven by demand in our commercial marine, power generation and general industrial end markets. Trends in order rates and backlog remain favorable with orders up 34% for the quarter and backlog reaching an all-time high of $384 million at quarter-end. With these positive market trends and our strengthened balance sheet resulting from our successful IPO, we believe we are well positioned to execute our strategic initiatives and are on track to deliver low double digit organic sales growth for the balance of the year.”

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense cost (income) and asbestos coverage litigation expense, certain legacy legal charges, as well as one time initial public offering-related costs. Adjusted net income also reflects interest expense as if the offering had occurred at the beginning of the period and presents income taxes at an effective tax rate of 34%. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of capital structure, asset base, non-recurring items such as IPO related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Tuesday, August 5, 2008 at 8:00 a.m. EDT. The call will be open to the public through 719-325-4935 or 877-440-5804 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.

Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. In addition, a replay of this call will be available until approximately August 22, 2008. The replay number in the U.S. is 888-203-1112 and internationally it is 719-457-0820, and the access code is 8865744.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling solutions, including the manufacture of positive displacement industrial pumps and valves used in global oil & gas, power generation, marine, naval and a variety of other industrial applications. Key product brands include Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax’s products, businesses and practices is available at www.colfaxcorp.com

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s Registration Statement on Form S-1 under the caption “Risk Factors” and other reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

Contact:

Mitzi Reynolds, Vice President Investor Relations, Colfax Corporation

804-327-5689

Colfax Corporation

Condensed Consolidated Statement of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Net sales	$161,431	$122,426	$292,082	$237,241
Cost of sales	104,654	79,381	187,127	155,377

Gross profit	56,777	43,045	104,955	81,864
Initial public offering related costs	57,017	—	57,017	—
Selling, general and administrative expenses	35,776	25,412	64,283	48,516
Research and development expenses	1,571	1,049	2,952	2,070
Asbestos liability and defense (income) costs	(715)	558	(437)	(1,747)
Asbestos coverage litigation expenses	3,970	3,678	7,109	5,931

Operating (loss) income	(40,842)	12,348	(25,969)	27,094
Interest expense	3,236	4,458	7,733	9,216

(Loss) income before income taxes	(44,078)	7,890	(33,702)	17,878
(Benefit) provision for income taxes	(12,679)	3,049	(9,101)	6,999

Net (loss) income	$(31,399)	$4,841	$(24,601)	$10,879

Net (loss) income available to common shareholders per share—basic and diluted	$(1.01)	$0.22	$(0.99)	$0.50

Weighted average common shares	34,525,984	21,885,929	28,311,879	21,885,929

Colfax Corporation

Tables

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
EBITDA
Net (loss) income	$(31,399)	$4,841	$(24,601)	$10,879

Interest expense	3,236	4,458	7,733	9,216
(Benefit) provision for income taxes	(12,679)	3,049	(9,101)	6,999
Depreciation and amortization	3,955	4,185	7,650	7,683

EBITDA	$(36,887)	$16,533	$(18,319)	$34,777

EBITDA margin	-22.9%	13.5%	-6.3%	14.7%
Adjusted EBITDA
Net (loss) income	$(31,399)	$4,841	$(24,601)	$10,879

Interest expense	3,236	4,458	7,733	9,216
(Benefit) provision for income taxes	(12,679)	3,049	(9,101)	6,999
Depreciation and amortization	3,955	4,185	7,650	7,683
Initial public offering related costs	57,017	—	57,017	—
Legacy legal adjustment	4,131	—	4,131	—
Asbestos liability and defense (income) costs	(715)	558	(437)	(1,747)
Asbestos coverage litigation expense	3,970	3,678	7,109	5,931

Adjusted EBITDA	$27,516	$20,769	$49,501	$38,961

Adjusted EBITDA margin	17.0%	17.0%	16.9%	16.4%

Adjusted Net Income and Adjusted Earnings per Share
Net (loss) income	$(31,399)	$4,841	$(24,601)	$10,879
Initial public offering related costs	57,017	—	57,017	—
Legacy legal adjustment	4,131	—	4,131	—
Asbestos liability and defense (income) costs	(715)	558	(437)	(1,747)
Asbestos coverage litigation expense	3,970	3,678	7,109	5,931
Interest adjustment to effect IPO at beginning of period	725	1,636	2,302	3,250
Tax adjustment to 34% effective rate	(19,836)	(1,630)	(21,484)	(1,607)

Adjusted net income	$13,893	$9,083	$24,037	$16,706

Adjusted net income margin	8.6%	7.4%	8.2%	7.0%

Shares outstanding at closing of IPO	44,006,026	44,006,026	44,006,026	44,006,026
Adjusted net income per share - basic	$0.32	$0.21	$0.55	$0.38

Net (loss) income per share-basic and diluted in accordance with GAAP	$(1.01)	$0.22	$(0.99)	$0.50

Adjusted Operating Income
Operating (loss) income	$(40,842)	$12,348	$(25,969)	$27,094
Initial public offering related costs	57,017	—	57,017	—
Legacy legal adjustment	4,131	—	4,131	—
Asbestos liability and defense (income) costs	(715)	558	(437)	(1,747)
Asbestos coverage litigation expense	3,970	3,678	7,109	5,931

Adjusted operating income	$23,561	$16,584	$41,851	$31,278

Adjusted operating income margin	14.6%	13.5%	14.3%	13.2%

Colfax Corporation

Tables

(amounts in millions)

(unaudited)

	Sales		Orders
	$	%	$	%
Three Months Ended June 29, 2007	$122.4		$140.6

Components of Growth:
Organic Growth from Existing Businesses	22.4	18.3%	26.5	18.8%
Acquisitions	1.0	0.8%	4.3	3.1%
Foreign Currency Translation	15.6	12.7%	17.4	12.4%

Total Growth	39.0	31.9%	48.2	34.3%

Three Months Ended June 27, 2008	$161.4		$188.8

	Sales		Orders
	$	%	$	%
Six Months Ended June 29, 2007	$237.2		$271.4

Components of Growth:
Organic Growth from Existing Businesses	24.8	10.5%	58.1	21.4%
Acquisitions	3.5	1.5%	6.4	2.4%
Foreign Currency Translation	26.6	11.2%	33.2	12.2%

Total Growth	54.9	23.1%	97.7	36.0%

Six Months Ended June 27, 2008	$292.1		$369.1